Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statement No. 333-83233, Registration Statement No. 333-55578 and Registration Statement No. 333-65034 of priceline.com Incorporated on Form S-8 of our report dated February 4, 2002, appearing in this Annual Report on Form 10-K of priceline.com Incorporated for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP

Stamford, Connecticut
March 29, 2002


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